Exhibit 99.1

Contact:

Lee Jacobson
Investor Relations
617.638.2065

News for Immediate Release

First Marblehead Announces First Quarter Fiscal 2009 Results

BOSTON, MA, November 5, 2008 – The First Marblehead Corporation (NYSE: FMD) today announced its financial and operating results for the first quarter of fiscal 2009, which ended on September 30, 2008.

Total revenues for the first quarter of fiscal 2009 were $(84.9) million, down from $380.0 million for the same period last year.  Revenues declined principally as a result of the illiquidity in the financing market for private student loans.  The company did not complete a securitization transaction during the first quarter of fiscal 2009, while it completed two securitizations during the first quarter of fiscal 2008.  In addition, non-cash adjustments made to the discount rate and default assumptions used to estimate the fair value of the company’s service receivables, net of time value accretion, resulted in a $98.0 million pre-tax reduction in revenues during the first quarter of fiscal 2009.  Processing fees during the first quarter of fiscal 2009 were $2.4 million, compared to $46.2 million during the first quarter of fiscal 2008, reflecting a decrease in loan facilitation volume during the fiscal 2009 period.

The net loss for the first quarter of fiscal 2009 was $92.9 million, or $0.94 per share, a decrease from net income of $168.8 million, or $1.80 per diluted share, for the same period last year.  The decrease in non-interest expenses during the first quarter of fiscal 2009 reflected the company’s recent expense reduction initiatives, partially offset by a $21.2 million expense relating to an unrealized loss on the company’s portfolio of education loans held for sale.  Compensation and benefits expense decreased to $15.3 million during the first quarter of fiscal 2009 compared to $32.0 million during the first quarter of fiscal 2008.  General and administrative expenses decreased to $24.4 million during the first quarter of fiscal 2009 compared to $65.5 million during the first quarter of fiscal 2008.

Loans facilitated decreased to $128 million during the first quarter of fiscal 2009 compared to $2.4 billion during the first quarter of fiscal 2008.  Loans facilitated and available for securitization decreased to $83 million during the first quarter of fiscal 2009 compared to $2.2 billion for the first quarter of fiscal 2008.  Loans available for securitization as of September 30, 2008 increased to $2.4 billion, from $1.1 billion as of September 30, 2007.  The company does not expect to complete a securitization in the near term.

In August 2008, the company received $132.7 million in gross proceeds from the sale of shares of preferred stock to affiliates of GS Capital Partners.

Daniel Meyers, First Marblehead’s Chief Executive Officer and President, said, “The illiquidity of the capital markets continues to negatively impact our financial results.  We have scaled back expenditures significantly to reduce our operating costs.  We are focusing our efforts on our core businesses - the design, origination, financing and risk management of private student loan products and services.  The completion of the GS Capital Partners investment adds to our financial strength and flexibility as the company closed the quarter with $222 million in cash, cash equivalents and investments on the balance sheet.”

Meyers added, “Challenging economic times such as these create opportunities that well positioned firms can take advantage of through knowledge, hard work and industry expertise.  The strategic realignment and management changes we have undertaken are positioning the company to lead the next product cycle and compete in the newly emerging private student loan marketplace.”

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About The First Marblehead Corporation – First Marblehead helps meet the growing demand for private education loans by offering national and regional financial institutions and educational institutions an integrated suite of design, implementation and capital markets services for student loan programs. First Marblehead supports responsible lending and is a strong proponent of the smart borrowing principle, which encourages students to access scholarships, grants and federally-guaranteed loans before considering private education loans.  For more information, go to www.firstmarblehead.com.

Statements in this press release, including the tables, regarding First Marblehead’s future financial and operating results, products and services, development and expense reduction efforts, liquidity and the demand for private student loans, as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based upon our historical performance, the historical performance of the securitization trusts that we have facilitated and on our plans, estimates and expectations as of November 5, 2008.  The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future results, plans, estimates or expectations contemplated by us will be achieved.  You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause our actual financial or operational results, including the performance of securitization trusts and resulting cash flows, facilitated loan volumes or financing-related revenues, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: our ability to structure securitizations or alternative financings; the size, structure and timing of any securitizations or alternative financings; developments in the bankruptcy proceedings of The Education Resources Institute, Inc. (TERI); the demand for, and market acceptance of, loan programs that are not TERI-guaranteed, including our success in providing such alternatives to former, current and prospective clients; the inability of TERI to meet its guaranty obligations with regard to loans held by the securitization trusts; TERI’s rejection of its guaranty obligations, or challenges to the trusts’ security interests in segregated reserve accounts pledged by TERI to the trusts, in the context of TERI’s bankruptcy; degradation of credit quality or performance of the loan portfolios of the securitization trusts; the estimates we make and the assumptions on which we rely in preparing our financial statements, including with respect to the valuation or our loans held for sale; continued variance between the actual performance of securitization trusts and the key assumptions we have used to estimate the present value of additional structural advisory fees and residual revenues; and the other factors set forth under the caption “Item 1A. Risk Factors” in First Marblehead’s annual report on Form 10-K filed with the Securities and Exchange Commission on August 29, 2008.  Important factors that could cause or contribute to differences between the actual performance of the securitization trusts and our key assumptions include economic, regulatory, competitive and other factors affecting prepayment, default and recovery rates on the underlying securitized loan portfolio; capital market receptivity to private student loan asset-backed securities; trust expenses; and interest rate trends, including with regard to auction rate notes.  We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

-financial tables to follow-

The First Marblehead Corporation and Subsidiaries

Condensed Consolidated Statements of Operations

For the First Fiscal Quarters Ended September 30, 2008 and 2007

(Unaudited)

(dollars in thousands, except per share amounts)

	Three months ended
	September 30,
	2008	2007
Service revenues:
Up-front structural advisory fees	$—	$177,542
Additional structural advisory fees:
From new securitizations	—	24,304
Trust updates	(17,890)	2,859
Total additional structural advisory fees	(17,890)	27,163

Residuals:
From new securitizations	—	116,972
Trust updates	(80,156)	(14,108)
Total residuals	(80,156)	102,864

Processing fees from TERI	2,385	46,249

Administrative and other fees	3,619	21,761

Total service revenues	(92,042)	375,579

Net interest income	7,137	4,383

Total revenues	(84,905)	379,962

Non-interest expenses:
Compensation and benefits	15,257	32,003
General and administrative expenses	24,447	65,498
Unrealized loss on loans held for sale	21,226	—
Total non-interest expenses	60,930	97,501

Income (loss) before income taxes	(145,835)	282,461

Income tax expense (benefit)	(52,938)	113,641

Net income (loss)	$(92,897)	$168,820

Net income (loss) per share, basic	$(0.94)	$1.81
Net income (loss) per share, diluted	(0.94)	1.80
Cash dividends declared per share	—	0.275
Weighted average shares outstanding, basic	98,964	93,437
Weighted average shares outstanding, diluted	98,964	93,796

-more-

The First Marblehead Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

As of September 30, 2008 and June 30, 2008

(Unaudited)

(dollars in thousands)

	September 30, 2008	June 30, 2008
Assets
Cash, cash equivalents and investments	$221,867	$140,909
Federal funds sold	83,192	80,215
Loans held for sale	482,715	497,324
Service receivables:
Structural advisory fees	94,475	113,842
Residuals	213,099	293,255
Processing fees from TERI	791	4,086
Total service receivables	308,365	411,183

Property and equipment, net	31,713	37,681

Goodwill	1,701	1,701
Intangible assets, net	1,758	1,956
Other prepaid expenses	13,915	15,377
Mortgage loans held to maturity	10,166	10,754
Net deferred income tax asset	48,088	—
Other assets	6,091	3,798
Total assets	$1,209,571	$1,200,898

Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$246,367	$244,113
Education loan warehouse facility	244,239	242,899
Accounts payable and accrued expenses	23,245	20,543
Income taxes payable	12,939	31,275
Net deferred income tax liability	—	10,385
Other liabilities	12,205	14,071
Total liabilities	538,995	563,286

Stockholders’ equity	670,576	637,612
Total liabilities and stockholders’ equity	$1,209,571	$1,200,898

-more-

The First Marblehead Corporation and Subsidiaries

Balance Sheet Metrics

Roll-forward of Structural Advisory Fees and Residuals Receivables

(dollars in thousands)

	Three Months Ended	Three Months Ended
	September 30, 2008	September 30, 2007
Structural Advisory Fees Receivable
Beginning of period balance	$113,842	$133,644

Additions from new securitizations	—	24,304
Cash received from trust distributions	(1,477)	—

Trust updates:
Passage of time (fair value accretion)	2,789	2,410
Increase in discount rate assumptions	(15,641)	—
Increase in timing and average default rate	(3,133)	—
Other factors	(1,905)	449
Net change from trust updates	(17,890)	2,859

End of period balance	$94,475	$160,807

Residuals Receivable

Beginning of period balance	$293,255	$665,115

Additions from new securitizations	—	116,972

Trust updates:
Passage of time (fair value accretion)	10,931	19,903
Increase in discount rate assumptions	(43,643)	(25,182)
Increase in timing and average default rate	(40,728)	—
Other factors	(6,716)	(8,829)
Net change from trust updates	(80,156)	(14,108)

End of period balance	$213,099	$767,979

Note:  Factors affecting the valuation of structural advisory fees and residuals receivables include changes, if any, to the assumptions we use in estimating the fair value of these receivables. In light of conditions in the asset-backed securities market and our ongoing evaluation of actual trust performance, we changed certain assumptions used to determine the fair value of our residual and structural advisory fee receivables at September 30, 2008. We continue to monitor the performance of trust assets against our expectations, as well as other inputs necessary to estimate the present value of our structural advisory fee and residuals receivables.  We will make such additional adjustments to our estimates as we believe are necessary to value properly our receivables balances at each balance sheet date.